Exhibit 99.2

McEwen Mining Exploration Produces Rich Gold Results at Black Fox

Key intercepts include:

34.77 g/t Au over 2.65 m  (1.12 opt* Au over 8.69 ft.)

396.46 g/t Au over 1.81 m  (12.75 opt Au over 5.94 ft.)

245.55 g/t Au over 1.27 m  (7.89 opt Au over 4.17 ft.)

30.64 g/t Au over 2.99 m  (0.99 opt Au over 9.81 ft.)

51.50 g/t Au over 0.95 m  (1.66 opt Au over 3.12 ft.)

TORONTO, May 23, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is delighted to report rich gold assay results from its Black Fox Mine near Timmins, Ontario, Canada.

Sylvain Guerard, Senior Vice President Exploration, commented: “For a mine with a history of producing 5 g/t gold, these drill assay results are very encouraging. These results highlight the significant potential of our exploration to extend the mine life at Black Fox and improve its profitability. Our geologists are building an improved geologic model of the Black Fox deposit that should allow us to grow our resources through near-mine exploration and enable more effective mine planning. We have a large and exciting year of exploration ahead of us.”

During Q1, drilling focused on expanding known mineralized trends in proximity to existing mining areas: 1) laterally along the Mine’s Western Flank and Central Mine, and 2) down-plunge at the Deep Central Zone below the 820 m level (see Figure 1).

Western Flank

Drilling in the Western Flank area was designed to assess the economic potential of several Quartz-Carbonate stockwork vein systems occurring adjacent to the western extents of historic mining blocks within the 335-355 m Level, and to follow-up on an isolated historical high-grade hit of 3,884 g/t Au over 0.4 m (124.9 opt Au over 1.3 ft.) core length (CL). Significant intercepts of high-grade gold mineralization include (see Table 1):

•             34.77 g/t Au over 2.65 m estimated true width (TW) from Hole # 300-EX007-08;

•             396.46 g/t Au over 1.81 m TW including 1,175.00 g/t Au over 0.6 m TW from Hole #300-EX012-26 (see photo on Figure 2);

•             245.55 g/t Au over 1.27 m TW including 402.00 g/t Au over 0.77 m TW from Hole #300-EX006-16.

Central Mine

Drilling in the Central Mine area occurred from a staging point within the centrally-located 740 m Level development (see Figure 1). This campaign was initiated in order to increase confidence in the dimensions and continuity of gold mineralization, associated with the complex network of veining interpreted as the down-plunge extension of the High-Quartz vein, between the 640-700 m Level. Several encouraging intercepts were reported, including:

•                  30.64 g/t Au over 2.99 m TW from Hole #740-L272-16 was very encouraging interval made up of 8 consecutive 1-metre samples (composited to 8 m CL).

Deep Central Zone

The first phase of the exploration tunnel on the 810 m Level of the Mine is now complete, and is providing a suitable drilling platform to target the deposit at depth, below existing development at the 820 m Level. Several encouraging intercepts have been returned from seven drill holes completed including high-grade results:

•             51.50 g/t Au over 0.95 m TW from Hole #810-EX252-07;

•             6.61 g/t Au over 3.66 m TW in a series of quartz stringers in Hole #810-EX252-08;

•             23.40 g/t Au over 0.99 m TW from Hole #810-EX252-06.

Additional step-out drilling in the Deep Central Zone is planned for the second quarter.

Table 1 — 2018-2019 Black Fox Underground Drilling Results

HOLE-ID	From (m)	To (m)	Length (m)	True Width (m)	Au (g/t)	Area
300-EX006-16	189.00	190.65	1.65	1.27	245.55	Western
Including	189.00	190.00	1.00	0.77	402.00
300-EX007-02	208.10	210.00	1.90	1.08	10.76	Western
Including	208.10	209.00	0.90	0.51	18.90
300-EX007-08	173.00	176.00	3.00	2.65	34.77	Western
Including	175.00	176.00	1.00	0.88	98.40
300-EX012-26	180.00	183.00	3.00	1.81	396.46	Western
Including	180.00	181.00	1.00	0.60	1175.00
Including	182.00	183.00	1.00	0.60	14.20
300-EX012-28	195.08	197.02	1.94	1.06	32.56	Western
And	205.10	208.22	3.12	1.67	3.76
300-EX012-30	172.00	173.10	1.10	0.59	12.60	Western
And	211.00	212.00	1.00	0.54	16.50
330-L528-210	103.00	104.33	1.33	1.20	13.10	Western
Including	104.00	104.33	0.33	0.30	26.93
330-L528-212	115.00	116.00	1.00	0.95	10.83	Western
And	123.00	126.00	3.00	2.84	9.75
Including	124.00	125.00	1.00	0.95	13.67
335-L030-06	208.00	208.60	0.60	0.49	48.40	Western
490-L094-106	246.00	250.35	4.35	3.42	5.38	Central
Including	246.00	246.70	0.70	0.55	13.17
And	261.00	263.00	2.00	1.57	6.31
490-L094-108	206.00	207.00	1.00	0.89	9.68	Central
490-L094-115	82.00	87.00	5.00	3.54	3.32	Central
And	261.00	262.00	1.00	0.75	9.14
520-L650-02	219.80	221.60	1.80	1.31	14.82	Central
680-L128-01	176.00	182.00	6.00	2.84	4.92	Central
680-L128-03	197.00	199.00	2.00	0.90	4.50	Central
680-L128-04	154.70	157.25	2.55	2.16	3.93	Central
680-L128-07	185.00	188.00	3.00	1.36	3.01	Central
740-L272-04	145.70	151.00	5.30	3.03	6.35	Central
740-L272-07	132.00	134.45	2.45	0.95	12.91	Central
Including	134.12	134.45	0.33	0.13	84.17
740-L272-08	123.00	124.00	1.00	0.47	11.10	Central
740-L272-16	162.00	170.00	8.00	2.99	30.64	Central
Including	169.00	170.00	1.00	0.37	231.37
740-L272-18	101.00	102.00	1.00	0.49	38.73	Central
810-EX251-03	168.10	169.00	0.90	0.81	13.30	Deep Central
810-EX252-06	155.00	156.00	1.00	0.99	23.40	Deep Central
810-EX252-07	178.00	179.00	1.00	0.95	51.50	Deep Central
810-EX252-08	176.50	180.50	4.00	3.66	6.61	Deep Central
Including	176.50	177.30	0.80	0.73	12.90
Including	178.00	178.80	0.80	0.73	10.80

Figure 1: Black Fox Exploration and Delineation Drilling

http://mcewenmining.com/files/doc_news/archive/20190523_bf/figure_1_black_fox_section.pdf

Figure 2: Selected Core Photos

http://mcewenmining.com/files/doc_news/archive/20190523_bf/figure_2_black_fox_core.pdf

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas.

McEwen has approximately 360 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

QUALIFIED PERSON

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is a “qualified person” within the meaning of NI 43-101.

TECHNICAL INFORMATION

*Grams per tonne (g/t) converted to Troy ounces per tonne (opt) at ratio 31.1035 to 1. Widths reported in meters (m) and feet (ft.). Au is the periodic table symbol for gold.

All exploration drill core samples at the Black Fox Complex were submitted as 1/2 core. Analyses reported herein were performed by the independent laboratories:  ALS Laboratories, which is ISO 9001/IEC17025 certified, Activation Labs, which is ISO 9001/IEC17025 certified, and SGS Canada Laboratories, which is ISO9001/IEC17025 certified. McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

To determine the lengths of significant mineralized intervals, the following composite criteria was established: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 3g/t gold for underground (1 g/t gold for near surface). A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites. Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 9 (3 for surface), it may be reported. There is no top cutting or capping of assays.

For further details about the Black Fox Complex project including Tamarack, please see our NI 43-101 technical report titled “Technical Report for the Black Fox Complex, Canada” dated April 6th, 2018 with an effective date of October 31st, 2017 available on SEDAR (www.sedar.com) under our issuer profile.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining Instagram: instagram.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9